EXHIBIT 3

Supplementary Financial Information

First Quarter 2007

BCE Investor Relations

Thane Fotopoulos	514-870-4619	thane.fotopoulos@bell.ca
Victoria Neal	514-870-8366	victoria.neal@bell.ca

BCE Consolidated (1)
Consolidated Operational Data

	Q1	Q1
($ millions, except per share amounts) (unaudited)	2007	2006	$ change	% change
Operating revenues	4,385	4,343	42	1.0%
Operating expenses	(2,543)	(2,509)	(34)	(1.4%	)
Net benefit plan costs	(102)	(136)	34	25.0%
EBITDA (3)	1,740	1,698	42	2.5%
EBITDA margin (4)	39.7%	39.1%		0.6 pts
Amortization expense	(787)	(756)	(31)	(4.1%	)
Restructuring and other items	(36)	(88)	52	59.1%
Operating income	917	854	63	7.4%
Other income (expense)	132	(9)	141	n.m.
Interest expense	(215)	(232)	17	7.3%
Pre-tax earnings from continuing operations	834	613	221	36.1%
Income taxes	(213)	(169)	(44)	(26.0%	)
Non-controlling interest	(95)	(41)	(54)	n.m.
Earnings from continuing operations	526	403	123	30.5%
Discontinued operations	3	91	(88)	(96.7%	)
Net earnings	529	494	35	7.1%
Dividends on preferred shares	(30)	(17)	(13)	(76.5%	)
Net earnings applicable to common shares	499	477	22	4.6%
Net earnings per common share – basic
Continuing operations	$0.62	$0.42	$0.20	47.6%
Discontinued operations	$–	$0.10	$(0.10)	n.m.
Net earnings	$0.62	$0.52	$0.10	19.2%
Net earnings per common share – diluted
Continuing operations	$0.62	$0.42	$0.20	47.6%
Discontinued operations	$–	$0.10	$(0.10)	n.m.
Net earnings	$0.62	$0.52	$0.10	19.2%
Dividends per common share	$0.365	$0.33	$0.04	12.1%
Average number of common shares outstanding – basic (millions)	806.0	920.5
Average number of common shares outstanding – diluted (millions)	806.6	920.9

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	103	1	102	n.m.
Discontinued operations	1	80	(79)	(98.8%	)
Restructuring and other items	(25)	(58)	33	56.9%
Total	79	23	56	n.m.
Impact on net earnings per share	$0.10	$0.03	$0.07	n.m.

EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant (3)	$0.52	$0.49	$0.03	6.1%

n.m.: not meaningful

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 2

BCE Consolidated (1)
Consolidated Operational Data – Historical Trend

		Total
($ millions, except per share amounts) (unaudited)	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Operating revenues	4,385	17,656	4,532	4,407	4,374	4,343
Operating expenses	(2,543)	(10,363)	(2,770)	(2,577)	(2,507)	(2,509)
Net benefit plan costs	(102)	(511)	(123)	(118)	(134)	(136)
EBITDA	1,740	6,782	1,639	1,712	1,733	1,698
EBITDA margin	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%
Amortization expense	(787)	(3,128)	(796)	(787)	(789)	(756)
Restructuring and other items	(36)	(355)	(91)	(126)	(50)	(88)
Operating income	917	3,299	752	799	894	854
Other income (expense)	132	(188)	(29)	(114)	(36)	(9)
Interest expense	(215)	(940)	(237)	(244)	(227)	(232)
Pre-tax earnings from continuing operations	834	2,171	486	441	631	613
Income taxes	(213)	(74)	329	(81)	(153)	(169)
Non-controlling interest	(95)	(217)	(101)	(38)	(37)	(41)
Earnings from continuing operations	526	1,880	714	322	441	403
Discontinued operations	3	127	3	(20)	53	91
Net earnings	529	2,007	717	302	494	494
Dividends on preferred shares	(30)	(70)	(18)	(17)	(18)	(17)
Net earnings applicable to common shares	499	1,937	699	285	476	477
Net earnings per common share – basic
Continuing operations	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$–	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Net earnings per common share – diluted
Continuing operations	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$–	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Dividends per common share	$0.365	$1.32	$0.33	$0.33	$0.33	$0.33
Average number of common shares outstanding – basic (millions)	806.0	861.4	811.6	818.8	896.4	920.5
Average number of common shares outstanding – diluted (millions)	806.6	861.6	812.1	819.0	896.7	920.9

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	103	419	410	8	–	1
Discontinued operations	1	106	2	(11)	35	80
Restructuring and other items	(25)	(222)	(66)	(71)	(27)	(58)
Cost incurred to form Bell Aliant	–	(42)	–	(28)	(14)	–
Total	79	261	346	(102)	(6)	23
Impact on net earnings per share	$0.10	$0.30	$0.40	$(0.12)	$(0.01)	$0.03

EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant	$0.52	$1.95	$0.44	$0.48	$0.54	$0.49

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 3

BCE Consolidated (1)
Segmented Data (2)

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2007	2006	$ change	% change

Revenues

Bell Wireline	2,638	2,696	(58)	(2.2%	)
Bell Wireless	952	881	71	8.1%
Inter-segment eliminations	(11)	(13)	2	15.4%
Total Bell	3,579	3,564	15	0.4%
Bell Aliant	851	823	28	3.4%
Telesat	122	118	4	3.4%
Inter-segment eliminations	(167)	(162)	(5)	(3.1%	)
Total BCE	4,385	4,343	42	1.0%

EBITDA

Bell Wireline	974	996	(22)	(2.2%	)
Margin	36.9%	36.9%		(0.0) pts
Bell Wireless	405	330	75	22.7%
Margin	42.5%	37.5%		5.0 pts
Total Bell	1,379	1,326	53	4.0%
Margin	38.5%	37.2%		1.3 pts
Bell Aliant	316	323	(7)	(2.2%	)
Margin	37.1%	39.2%		(2.1) pts
Telesat	67	69	(2)	(2.9%	)
Inter-segment eliminations	(22)	(20)	(2)	(10.0%	)
Total BCE	1,740	1,698	42	2.5%
Margin	39.7%	39.1%		0.6 pts

Operating income

Bell Wireline	416	436	(20)	(4.6%	)
Bell Wireless	295	218	77	35.3%
Total Bell	711	654	57	8.7%
Bell Aliant	177	169	8	4.7%
Telesat	38	39	(1)	(2.6%	)
Inter-segment eliminations	(9)	(8)	(1)	(12.5%	)
Total BCE	917	854	63	7.4%

Capital expenditures

Bell Wireline	403	349	(54)	(15.5%	)
Capital Intensity (5)	15.3%	12.9%		(2.4) pts
Bell Wireless	139	77	(62)	(80.5%	)
Capital Intensity	14.6%	8.7%		(5.9) pts
Total Bell	542	426	(116)	(27.2%	)
Capital Intensity	15.1%	12.0%		(3.1) pts
Bell Aliant	115	112	(3)	(2.7%	)
Telesat	65	43	(22)	(51.2%	)
Total BCE	722	581	(141)	(24.3%	)
Capital Intensity	16.5%	13.4%		(3.1) pts

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 4

BCE Consolidated (1)
Segmented Data – Historical Trend (2)

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Revenues

Bell Wireline	2,638	10,763	2,745	2,646	2,676	2,696
Bell Wireless	952	3,827	1,016	993	937	881
Inter-segment eliminations	(11)	(49)	(11)	(11)	(14)	(13)
Total Bell	3,579	14,541	3,750	3,628	3,599	3,564
Bell Aliant	851	3,301	838	825	815	823
Telesat	122	479	128	113	120	118
Inter-segment eliminations	(167)	(665)	(184)	(159)	(160)	(162)
Total BCE	4,385	17,656	4,532	4,407	4,374	4,343

EBITDA

Bell Wireline	974	3,845	892	952	1,005	996
Margin	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Bell Wireless	405	1,435	373	383	349	330
Margin	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
Total Bell	1,379	5,280	1,265	1,335	1,354	1,326
Margin	38.5%	36.3%	33.7%	36.8%	37.6%	37.2%
Bell Aliant	316	1,333	336	340	334	323
Margin	37.1%	40.4%	40.1%	41.2%	41.0%	39.2%
Telesat	67	263	63	61	70	69
Inter-segment eliminations	–22	–94	–25	–24	–25	–20
Total BCE	1,740	6,782	1,639	1,712	1,733	1,698
Margin	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%

Operating income

Bell Wireline	416	1,494	269	340	449	436
Bell Wireless	295	998	265	276	239	218
Total Bell	711	2,492	534	616	688	654
Bell Aliant	177	699	195	162	173	169
Telesat	38	142	32	32	39	39
Inter-segment eliminations	(9)	–34	–9	–11	–6	–8
Total BCE	917	3,299	752	799	894	854

Capital expenditures

Bell Wireline	403	1,931	609	452	521	349
Capital Intensity	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%
Bell Wireless	139	480	163	133	107	77
Capital Intensity	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%
Total Bell	542	2,411	772	585	628	426
Capital Intensity	15.1%	16.6%	20.6%	16.1%	17.4%	12.0%
Bell Aliant	115	517	131	131	143	112
Telesat	65	205	32	44	86	43
Total BCE	722	3,133	935	760	857	581
Capital Intensity	16.5%	17.7%	20.6%	17.2%	19.6%	13.4%

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 5

Bell Wireline (1) (2)

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2007	2006	% change
Bell Wireline
Local & access	910	961	(5.3%	)
Long distance	310	341	(9.1%	)
Data	893	887	0.7%
Video	314	277	13.4%
Equipment & other	170	186	(8.6%	)
Total external revenues	2,597	2,652	(2.1%	)
Inter-segment revenues	41	44	(6.8%	)
Total Bell Wireline operating revenue	2,638	2,696	(2.2%	)
Operating expenses	(1,664)	(1,700)	2.1%
EBITDA	974	996	(2.2%	)
EBITDA Margin	36.9%	36.9%	(0.0) pts
Operating income	416	436	(4.6%	)

Capital expenditures	403	349	(15.5%	)
Capital intensity	15.3%	12.9%	(2.4) pts

Local
Network access services (k)
Residential	5,030	5,562	(9.6%	)
Business	3,608	3,513	2.7%
Total	8,638	9,075	(4.8%	)
Long Distance (LD)
Conversation minutes (M)	3,240	3,268	(0.9%	)
Average revenue per minute ($)	0.090	0.096	(6.3%	)

ISP
High Speed Internet net activations (k)	43	37	16.2%
High Speed Internet subscribers EOP (A) (k)	1,941	1,760	10.3%

Video (DTH and VDSL)
Video EBITDA	55	41	34.1%

Net subscriber activations EOP (k)	4	12	(66.7%	)
Total subscribers (k)	1,824	1,739	4.9%
ARPU (9) ($/month)	57	53	7.5%
Churn (10) (%) (average per month)	1.1%	0.9%	(0.2) pts

(A)    The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for an overstatement in deactivations in Q4 2006.

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 6

Bell Wireline – Historical Trend (1) (2)

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireline

Local & access	910	3,757	925	926	945	961
Long distance	310	1,327	316	334	336	341
Data	893	3,627	968	891	881	887
Video	314	1,150	298	289	286	277
Equipment & other	170	726	190	164	186	186
Total external revenues	2,597	10,587	2,697	2,604	2,634	2,652
Inter-segment revenues	41	176	48	42	42	44
Total Bell Wireline operating revenue	2,638	10,763	2,745	2,646	2,676	2,696
Operating expenses	(1,664)	(6,918)	(1,853)	(1,694)	(1,671)	(1,700)
EBITDA	974	3,845	892	952	1,005	996
EBITDA Margin	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Operating income	416	1,494	269	340	449	436

Capital expenditures	403	1,931	609	452	521	349
Capital intensity	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%

Local
Network access services (k)
Residential	5,030		5,161	5,310	5,400	5,562
Business	3,608		3,584	3,577	3,546	3,513
Total	8,638		8,745	8,887	8,946	9,075

Long Distance (LD)
Conversation minutes (M)	3,240	13,256	3,369	3,266	3,353	3,268
Average revenue per minute ($)	0.090	0.092	0.085	0.095	0.092	0.096

ISP
High Speed Internet net activations (k)	43	157	34	61	25	37

High Speed Internet subscribers EOP (A) (k)	1,941		1,880	1,846	1,785	1,760

Video (DTH and VDSL)
Video EBITDA	55	163	25	41	56	41

Net subscriber activations EOP (k)	4	93	32	30	19	12
Total subscribers (k)	1,824	1,820	1,820	1,788	1,758	1,739
ARPU ($/month)	57	54	55	54	54	53
Churn (%) (average per month)	1.1%	1.0%	1.0%	1.0%	1.0%	0.9%

(A)    The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for an overstatement in deactivations in Q4 2006.

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 7

Bell Wireless (1) (2)

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2007	2006	% change

Bell Wireless

Revenue
Network	887	793	11.9%
Equipment	56	77	(27.3%	)
Total external Bell Wireless revenues	943	870	8.4%
Inter-segment	9	11	(18.2%	)
Total Bell Wireless operating revenues	952	881	8.1%
Operating expenses	(547)	(551)	0.7%
EBITDA	405	330	22.7%
EBITDA margin (Total revenues)	42.5%	37.5%	5.0 pts
EBITDA margin (Network revenues)	45.7%	41.6%	4.1 pts
Operating Income	295	218	35.3%

Capital expenditures	139	77	(80.5%	)
Capital intensity	14.6%	8.7%	(5.9) pts

Wireless gross activations (A) (k)	296	342	(13.5%	)
Post-paid	167	213	(21.6%	)

Wireless net activations (A) (k)	13	76	(82.9%	)
Post-paid	10	37	(73.0%	)

Wireless subscribers EOP (A) (B) (k)	5,821	5,517	5.5%
Post-paid	4,254	3,988	6.7%

Average revenue per unit (ARPU) (C) ($/month)	52	48	8.3%
Pre-paid	15	13	15.4%
Post-paid	64	61	4.9%

Churn (C) (%) (average per month)	1.6%	1.6%	0.0 pts
Pre-paid	2.9%	2.5%	(0.4) pts
Post-paid	1.2%	1.3%	0.1 pts

Usage per subscriber (C) (min/month)	266	250	6.4%
Cost of acquisition (COA) (C) (11) ($/sub)	420	391	(7.4%	)

Paging subscribers (k)	262	323	(18.9%	)
Paging average revenue per unit ($/month)	10	10	0.0%

(A)    Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)    The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)    Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 8

Bell Wireless – Historical Trend (1) (2)

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireless

Revenue
Network	887	3,453	913	902	845	793
Equipment	56	333	93	81	82	77
Total external Bell Wireless revenues	943	3,786	1,006	983	927	870
Inter-segment revenue	9	41	10	10	10	11
Total Bell Wireless operating revenues	952	3,827	1,016	993	937	881
Operating expenses	(547)	(2,392)	(643)	(610)	(588)	(551)
EBITDA	405	1,435	373	383	349	330
EBITDA margin (Total revenues)	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
EBITDA margin (Network revenues)	45.7%	41.6%	40.9%	42.5%	41.3%	41.6%
Operating Income	295	998	265	276	239	218

Capital expenditures	139	480	163	133	107	77
Capital intensity	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%

Wireless gross activations (A) (k)	296	1,531	437	385	367	342

Post-paid	167	911	218	237	243	213

Wireless net activations (A) (k)	13	513	212	128	97	76

Post-paid	10	293	65	91	100	37

Wireless subscribers EOP (A) (B) (k)	5,821		5,954	5,742	5,614	5,517

Post-paid	4,254		4,244	4,180	4,088	3,988

Average revenue per unit (ARPU) (C) ($/month)	52	51	53	53	51	48

Pre-paid	15	14	15	16	14	13
Post-paid	64	64	66	66	63	61

Churn (%) (C) (average per month)	1.6%	1.5%	1.3%	1.5%	1.6%	1.6%

Pre-paid	2.9%	2.6%	1.8%	2.8%	3.2%	2.5%
Post-paid	1.2%	1.1%	1.1%	1.1%	1.1%	1.3%

Usage per subscriber (C) (min/month)	266	274	291	277	277	250
Cost of acquisition (COA) (C) ($/sub)	420	420	445	415	425	391

Paging subscribers (k)	262	277	277	293	310	323
Paging average revenue per unit ($/month)	10	10	10	10	10	10

(A)    Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)    The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C) Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 9

 BCE Consolidated (1)
Net debt and other information (2)

BCE – Net debt and preferreds

At March 31, 2007	BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)				Inter-
		Bell		segment
	Bell	Aliant	Telesat	eliminations	BCE Inc.

Cash and cash equivalents	(23)	(40)	(43)	–	(106)
Debt due within one year	1,867	15	29	(272)	1,639
Long-term debt	8,389	2,959	251	(272)	11,327
Net debt	10,233	2,934	237	(544)	12,860
Preferred shares – BCE	2,770	–	–	–	2,770
Net debt and preferreds	13,003	2,934	237	(544)	15,630

Bell – Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	March 31	Dec. 31
	2007	2006
Net Debt
Long-term debt	8,389	9,171
Debt due within one year	1,867	1,150
Less: Cash and cash equivalents	(23)	442
Total Net Debt	10,233	10,763
Non-controlling interest	1,167	1,193
Total shareholders' equity	14,756	15,266
Total Capitalization	26,156	27,222

Net Debt: Total Capitalization	39.1%	39.5%
Net Debt: Trailing 12 month EBITDA	1.94	2.04
EBITDA: Interest (trailing 12 month)	6.53	6.20

BCE – Cash Flow Information
(unaudited)	Q1	Q1
($ millions, except where otherwise indicated)	2007	2006	$ change	% change

Free Cash Flow (FCF) (3)
Cash from operating activities	655	612	43	7.0%
Capital expenditures	(542)	(426)	(116)	(27.2%	)
Dividends and distributions	(314)	(340)	26	7.6%
Other investing items	1	(2)	3	n.m.
BELL FCF	(200)	(156)	(44)	(28.2%	)
Bell Aliant FCF	50	99	(49)	(49.5%	)
Telesat FCF	3	44	(41)	(93.2%	)
Inter-segment eliminations	(12)	(10)	(2)	(20.0%	)
Total BCE FCF	(159)	(23)	(136)	n.m.

BCE – Cash Flow Information – Historical Trend
(unaudited)		YTD
($ millions, except where otherwise indicated)	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Free Cash Flow (FCF)
Cash from operating activities	655	4,056	1,211	1,359	874	612
Capital expenditures	(542)	(2,411)	(772)	(585)	(628)	(426)
Dividends and distributions	(314)	(1,310)	(301)	(329)	(340)	(340)
Other investing items	1	(5)	10	(5)	(8)	(2)
BELL FCF	(200)	330	148	440	(102)	(156)
Bell Aliant FCF	50	383	49	9	226	99
Telesat FCF	3	24	17	7	(44)	44
Inter-segment eliminations	(12)	(52)	(14)	(14)	(14)	(10)
Total BCE FCF	(159)	685	200	442	66	(23)

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 10

BCE Consolidated (1)
Consolidated Balance Sheet Data

	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2007	2006

ASSETS
Current assets
Cash and cash equivalents	106	569
Accounts receivable	1,961	1,864
Other current assets	1,214	1,226
Current assets of discontinued operations	20	25
Total current assets	3,301	3,684
Capital assets	22,033	22,079
Other long-term assets	3,256	3,030
Indefinite-life intangible assets	2,913	2,902
Goodwill	5,906	5,475
Non-current assets of discontinued operations	26	1
Total assets	37,435	37,171
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	2,994	3,234
Interest payable	188	165
Dividends payable	342	315
Debt due within one year	1,639	986
Current liabilities of discontinued operations	4	2
Total current liabilities	5,167	4,702
Long-term debt	11,327	11,781
Other long-term liabilities	5,025	5,139
Non-current liabilities of discontinued operations	2	2
Total liabilities	21,521	21,624
Non-controlling interest	1,167	2,180
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	1,670
Common shareholders’ equity
Common shares	13,382	13,487
Treasury stock	(4)	–
Contributed surplus	2,546	2,555
Accumulated other comprehensive income	282	(2)
Deficit	(4,229)	(4,343)
Total common shareholders’ equity	11,977	11,697
Total shareholders’ equity	14,747	13,367
Total liabilities and shareholders’ equity	37,435	37,171

Number of common shares outstanding	800.9	807.6

Total Net Debt	12,860	12,198
Total Capitalization	28,774	27,745

Key ratios

Net debt: Total Capitalization	44.7%	44.0%
Net debt: Trailing 12 month EBITDA	1.88	1.80
EBITDA: Interest (trailing 12 month)	7.39	7.21

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 11

BCE Consolidated (1)
Consolidated Cash Flow Data

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2007	2006	$ change
Cash flows from operating activities
Earnings from continuing operations	526	403	123
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	787	756	31
Net benefit plans cost	102	136	(34)
Restructuring and other items	36	88	(52)
Net (gains) on investments	(121)	(2)	(119)
Future income taxes	111	198	(87)
Non-controlling interest	95	41	54
Contributions to employee pension plans	(108)	(31)	(77)
Other employee future benefit plan payments	(24)	(25)	1
Payments of restructuring and other items	(52)	(36)	(16)
Operating assets and liabilities	(385)	(580)	195
	967	948	19
Capital expenditures	(722)	(581)	(141)
Other investing activities	2	(3)	5
Cash dividends paid on preferred shares	(23)	(21)	(2)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(113)	(61)	(52)
Free Cash Flow from operations, before common dividends	111	282	(171)
Cash dividends paid on common shares	(270)	(305)	35
Free Cash Flow from operations, after common dividends	(159)	(23)	(136)
Business acquisitions	(147)	(27)	(120)
Bell Aliant	(4)	(22)	18
Increase in investments	(13)	(14)	1
Decrease in investments	7	51	(44)
Free Cash Flow after investments and divestitures	(316)	(35)	(281)
Other financing activities
Increase (decrease) in notes payable and bank advances	315	(67)	382
Issue of long-term debt	1,025	–	1,025
Repayment of long-term debt	(1,175)	(297)	(878)
Issue of common shares	14	1	13
Repurchase of common shares	(223)	(525)	302
Issue of equity securities by subsidiaries to non-controlling interest	–	3	(3)
Redemption of equity securities by subsidiaries from non-controlling interest	(74)	–	(74)
Other financing activities	(41)	(14)	(27)
	(159)	(899)	740
Cash used in continuing operations	(475)	(934)	459
Cash provided by discontinued operations	5	1,367	(1,362)
Net (decrease) increase in cash and cash equivalents	(470)	433	(903)
Cash and cash equivalents at beginning of period	581	445	136
Cash and cash equivalents at end of period	111	878	(767)
Consists of:
Cash and cash equivalents of continuing operations	106	873	(767)
Cash and cash equivalents of discontinued operations	5	5	–
Total	111	878	(767)

Other information

Cash flow per share (6)	$0.30	$0.40	$(0.10)
Annualized cash flow yield (7)	1.7%	4.4%	(2.7) pts
Common dividend payout (8)	70.2%	67.3%	2.9 pts

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 12

BCE Consolidated (1)
Consolidated Cash Flow Data – Historical Trend

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Cash flows from operating activities
Earnings from continuing operations	526	1,880	714	322	441	403
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	787	3,128	796	787	789	756
Net benefit plans cost	102	511	123	118	134	136
Restructuring and other items	36	355	91	126	50	88
Net (gains) losses on investments	(121)	26	36	(8)	–	(2)
Future income taxes	111	(13)	(359)	43	105	198
Non-controlling interest	95	217	101	38	37	41
Contributions to employee pension plans	(108)	(172)	(51)	(49)	(41)	(31)
Other employee future benefit plan payments	(24)	(96)	(24)	(25)	(22)	(25)
Payments of restructuring and other items	(52)	(225)	(31)	(124)	(34)	(36)
Operating assets and liabilities	(385)	(245)	124	368	(157)	(580)
	967	5,366	1,520	1,596	1,302	948
Capital expenditures	(722)	(3,133)	(935)	(760)	(857)	(581)
Other investing activities	2	(2)	13	(4)	(8)	(3)
Cash dividends paid on preferred shares	(23)	(84)	(22)	(21)	(20)	(21)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(113)	(293)	(108)	(75)	(49)	(61)
Free Cash Flow from operations, before common dividends	111	1,854	468	736	368	282
Cash dividends paid on common shares	(270)	(1,169)	(268)	(294)	(302)	(305)
Free Cash Flow from operations, after common dividends	(159)	685	200	442	66	(23)
Business acquisitions	(147)	(71)	(5)	(27)	(12)	(27)
Business dispositions	–	–	–	–	–	–
Bell Aliant	(4)	(255)	(30)	(152)	(51)	(22)
Increase in investments	(13)	(304)	(24)	(161)	(105)	(14)
Decrease in investments	7	64	–	–	13	51
Free Cash Flow after investments and divestitures	(316)	119	141	102	(89)	(35)

Other financing activities
Increase (decrease) in notes payable and bank advances	315	(57)	(302)	80	232	(67)
Issue of long-term debt	1,025	4,392	675	3,419	298	–
Repayment of long-term debt	(1,175)	(4,767)	(2,016)	(1,925)	(529)	(297)
Issue of common shares	14	29	10	17	1	1
Repurchase of common shares	(223)	(1,241)	(133)	(114)	(469)	(525)
Issue of equity securities by subsidiaries to non-controlling interest	–	13	–	–	10	3
Redemption of equity securities by subsidiaries from non-controlling interest	(74)	(305)	(50)	–	(255)	–
Other financing activities	(41)	(157)	(35)	(93)	(15)	(14)
	(159)	(2,093)	(1,851)	1,384	(727)	(899)
Cash (used in) provided by continuing operations	(475)	(1,974)	(1,710)	1,486	(816)	(934)
Cash provided by (used in) discontinued operations	5	2,110	(2)	695	50	1,367
Net (decrease) increase in cash and cash equivalents	(470)	136	(1,712)	2,181	(766)	433
Cash and cash equivalents at beginning of period	581	445	2,293	112	878	445
Cash and cash equivalents at end of period	111	581	581	2,293	112	878
Consists of:
Cash and cash equivalents of continuing operations	106	569	569	2,284	129	873
Cash and cash equivalents (bank indebtedness) of discontinued operations	5	12	12	9	(17)	5
Total	111	581	581	2,293	112	878

Other information

Cash flow per share	$0.30	$2.59	$0.72	$1.02	$0.50	$0.40
Annualized cash flow yield	1.7%	7.3%	7.4%	12.0%	6.3%	4.4%
Common dividend payout	70.2%	67.7%	75.0%	68.8%	61.1%	67.3%

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 13

Accompanying Notes

(1)	Throughout this report, the following definition applies: Bell refers to BCE Inc. excluding Bell Aliant and Telesat. We have reclassified some of the figures for the comparative periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect the sale of Aliant Directory Services (ADS) which is shown as discontinued operations.

(2)	In the first quarter of 2007, our management structure changed and our results of operations now are reported in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. We have restated prior periods to reflect these new segments. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance.

(3)	Non-GAAP Financial Measures

EBITDA

We define EBITDA as operating revenues less operating expenses, which means it represents operating income before amortization expense, and restructuring and other items.

The term EBITDA (earnings before interest, taxes, depreciation and amortization), does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of amortization expense and restructuring and other items. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis trends in business performance. We exclude amortization expense because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other items does not imply they are necessarily non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Earnings per share (EPS) before restructuring and other items, net gains on investments and costs incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)
The term EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant, does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant, among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are necessarily non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW
We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 144

Accompanying Notes (continued)

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues

(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues

(6)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding

(7)	Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(8)	Common dividend payout is calculated as follows: Dividends per common share EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant

(9)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.

(10)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.

(11)	Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

BCE INC. SUPPLEMENTARY FINANCIAL INFORMATION – FIRST QUARTER 2007   PAGE 155